Exhibit 99.1

Investor Relations Contact

hq@omegahouston.com

(713) 623-0060

Omega Protein Announces Third Quarter Fiscal 2011 Financial Results

Reports Strongest Revenue Quarter in the Company’s History

HOUSTON, TX – November 8, 2011 – Omega Protein Corporation (NYSE:OME), a nutritional ingredient company and the nation’s leading vertically integrated producer of omega-3 fish oil and specialty fish meal products, today reported financial results for the third quarter ended September 30, 2011.

Third Quarter 2011 Highlights:

•	Revenues: $71.7 million, a 28.1% increase over the 2010 third quarter, due primarily to higher volumes

•	Gross profit margin: 19%, down from 27% for the 2010 third quarter, reflecting low fish oil yields in 2011

•	Net income: $4.7 million ($0.24 per diluted share) compared to $7.0 million ($0.37 per diluted share) in the 2010 third quarter

•	Production: Highest year-to-date production since 2007 and highest fish catch since 2002

•	Growth: Completed acquisition of InCon Processing, L.L.C.

Third Quarter 2011 Results

Omega Protein third quarter of 2011 revenues increased 28.1% to $71.7 million from $56.0 million in the same period last year. The composition of revenue by nutritional product line was 63% fish meal, 30% fish oil, 5% specialty nutraceutical ingredients, and 2% fish solubles and other. Fish meal sales prices decreased 23% compared to the third quarter of 2010, but were 9% higher than the third quarter average for the prior five years. Fish oil sales prices increased 12% compared to the third quarter of 2010 and were 22% higher than the third quarter average for the prior five years.

The Company recorded gross profit of $13.4 million, or 18.7% as a percentage of revenues, for the third quarter of 2011, versus gross profit of $15.3 million, or 27.3% as a percentage of revenues, for the third quarter of 2010. The decrease in gross profit was primarily due to a decrease in fish meal sales prices partially offset by an increase in fish oil sales prices and increased sales volumes of fish meal and fish oil. The global availability of fish meal, particularly from South America, influenced the decrease in fish meal sales prices. Strong export demand for quality oil and an increase in pricing of competitive fats and oils were significant factors related to the increase in fish oil pricing and the increase in sales volumes. Cost per unit of production was consistent for the two periods, as low fish oil yields offset the positive impact of an increased fish catch in 2011.

Net income for the third quarter ended September 30, 2011 was $4.7 million ($0.24 per diluted share) compared to $7.0 million ($0.37 per diluted share) for the same period last year. In addition to the items discussed above, the decrease was influenced by general and administrative expenses associated with a December 2010 acquisition.

“We are pleased with this season’s strong catch and production results, as well as our ability to generate the highest quarterly revenues in our Company’s history,” commented Bret Scholtes, Omega Protein’s Executive Vice President and Chief Financial Officer. “At the same time, we believe that the steps we have taken with the recent acquisitions of Cyvex Nutrition and InCon Processing better position Omega Protein by improving our ability to penetrate the more profitable human nutrition market with our fish oil.”

Mr. Scholtes continued, “We believe our vertically integrated business model provides a distinct competitive advantage that allows us to better serve our customers and increase long-term shareholder value.”

Nine Month 2011 Results

Revenue in the current period increased 38.4% to $172.4 million compared to revenue of $124.6 million for the nine months ended September 30, 2010. The composition of the 2011 revenue by nutritional product line was 66% fish meal, 26% fish oil, 6% specialty nutraceutical ingredients, and 2% fish solubles and other.

The Company recorded gross profit of $43.9 million, 25.4% as a percentage of revenues, for the first nine months of 2011, versus gross profit of $30.1 million, 24.2% as a percentage of revenues, for the first nine months of 2010. The increase in gross profit was primarily due to an increase in sales volumes of fish meal and an increase in fish oil sales prices partially offset by a decrease in fish meal sales prices. Cost per unit of production was consistent for the two periods.

Net income for the nine months ended September 30, 2011 was $33.6 million ($1.69 per diluted share) compared to $9.9 million ($0.53 per diluted share) for the same period last year. The 2011 net income results included $26.2 million of pre-tax final settlements with the Gulf Coast Claims Facility (GCCF) related to the 2010 Gulf of Mexico oil spill disaster and $0.8 million of pre-tax settlements with the Company’s former insurance broker related to 2005 hurricane activity. Excluding the impact of these two settlements, the Company’s net income for the nine months ended September 30, 2011 would have been approximately $16.1 million ($0.81 per diluted share).

InCon Processing Acquisition

On September 9, 2011, the Company acquired InCon Processing, a recognized leader in the design, piloting, synthesis and purification of specialty compounds. Its areas of expertise are molecular distillation and the production of nutritional compounds, including Omega-3 fish oils. The Company believes that the acquisition of InCon Processing and its concentration technology will further allow the Company to provide its customers with an enhanced range of Omega-3 fish oils in concentrated forms such as ethyl esters and triglycerides.

Balance Sheet

The Company’s balance sheet continues to strengthen with stockholders equity of $198.1 million and working capital of $112.0 million as of September 30, 2011. The cash balance increased $31.2 million to $51.0 million as compared to $19.8 million at December 31, 2010. This increase was primarily due to the sale of inventory, the final settlement of the Company’s claims relating to damages resulting from the Gulf of Mexico oil spill disaster with the GCCF, partially offset by spending related to the 2011 fishing season, capital expenditures and the InCon Processing acquisition.

Adjusted EBITDA to Net Income Reconciliation

The following table provides a reconciliation of Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the third quarter and nine months ended September 30, 2011 and 2010:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
Net Income	$4,735	$6,970	$33,594	$9,932
Reconciling items:
Interest expense	496	676	1,638	1,934
Income tax provision	1,873	4,089	18,134	5,758
Depreciation and amortization	4,022	3,781	11,942	10,874
GCCF, 2008 and 2005 hurricane settlements	—	(587)	(26,964)	(234)

Adjusted EBITDA	$11,126	$14,929	$38,344	$28,264

Adjusted EBITDA represents net income before interest expense, income tax, depreciation and amortization, and the GCCF and 2008 and 2005 hurricane litigation settlements. The Company has reported Adjusted EBITDA because it believes Adjusted EBITDA is a measure commonly reported and widely used by investors as an indicator of a company’s operating performance. The Company believes Adjusted EBITDA assists such investors in comparing a company’s performance on a consistent basis. Adjusted EBITDA is not a calculation based on GAAP and should not be considered an alternative to net income in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash which are disclosed in our consolidated statements of cash flows. Investors should carefully consider the specific items included in our computation of Adjusted EBITDA. While Adjusted EBITDA has been disclosed herein to permit a more complete comparative analysis of our operating performance relative to other companies, investors should be cautioned that Adjusted EBITDA as reported by us may not be comparable in all instances to Adjusted EBITDA as reported by other companies. Adjusted EBITDA amounts may not be fully available for management’s discretionary use, due to certain requirements to conserve funds for capital expenditures, debt service and other commitments, and therefore management relies primarily on our GAAP results. Adjusted EBITDA is not intended to represent net income as defined by GAAP and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by GAAP in the United States.

Conference Call Information

Omega Protein will host a conference call on its third quarter 2011 financial results at 4:30 p.m., Eastern Time, on Tuesday, November 8, 2011. The Company’s senior management will be available to discuss recent financial results, current business trends and respond to questions.

Please dial 1-877-407-3982 domestically or 1-201-493-6780 internationally to join the call. Interested parties may also listen to the webcast live over the Internet at www.omegaproteininc.com.

A webcast replay of the conference call will be available beginning shortly after the conclusion of the call at www.omegaproteininc.com and will be available for 90 days. A telephonic replay of the conference call will be available through November 22, 2011. Domestic callers can access the replay by dialing 877-870-5176 and international callers can dial 858-384-5517. The access code for the replay is 381524.

About Omega Protein

Omega Protein Corporation is a nutritional ingredient company and the nation’s leading vertically integrated producer of omega-3 fish oil and specialty fish meal products. Omega Protein makes its products from menhaden, an Omega-3 rich fish which is abundantly available along the U.S. Gulf of Mexico and Atlantic Coasts.

Forward Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projects, predictions and estimates. Some statements in this press release may be forward-looking and use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “see,” “do not see,” or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the Company’s ability to meet its raw material requirements through its annual menhaden harvest, which is subject to fluctuations due to natural conditions over which the Company has no control, such as varying fish population, fish oil yields, adverse weather conditions, natural and other disasters and disease; (2) the impact of laws and regulations that may be enacted that may restrict the Company’s operations or the sale of the Company’s products; (3) the impact of worldwide supply and demand relationships on prices for the Company’s products; (4) the Company’s expectations regarding demand and pricing for its products proving to be incorrect; (5) fluctuations in the Company’s quarterly operating results due to the seasonality of the Company’s business and its deferral of inventory sales based on worldwide prices for competing products; (6) the long-term effect of the Deepwater Horizon oil spill on the Company’s business, operations and fish catch; and (7) the business, operations, potential or prospects for the Company’s subsidiaries, Cyvex Nutrition, Inc. and InCon Processing, the dietary supplement market or the human health and wellness segment generally. Other factors are described in further detail in Omega’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K.

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in thousands)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$51,020	$19,784
Receivables, net	27,393	11,492
Inventories	82,767	74,692
Deferred tax asset, net	394	1,673
Prepaid expenses and other current assets	4,723	3,641

Total current assets	166,297	111,282
Other assets, net	6,454	3,051
Energy swap asset, net of current portion	—	23
Property, plant and equipment, net	117,722	111,726
Goodwill and other intangible assets, net	12,799	10,702

Total assets	$303,272	$236,784

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$2,992	$2,994
Current portion of capital lease obligation	496	439
Accounts payable	3,270	2,776
Accrued liabilities	47,496	21,360

Total current liabilities	54,254	27,569
Long-term debt, net of current maturities	28,071	30,307
Capital lease obligation, net of current portion	407	820
Interest rate swap liability, net of current portion	—	98
Deferred tax liability, net	15,548	12,209
Pension liabilities, net	6,721	8,254
Energy swap liability, net of current portion	123	—

Total liabilities	105,124	79,257

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 19,378,851 and 18,827,278 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	194	188
Capital in excess of par value	124,144	116,950
Retained earnings	81,666	48,072
Accumulated other comprehensive loss	(7,856)	(7,683)

Total stockholders’ equity	198,148	157,527

Total liabilities and stockholders’ equity	$303,272	$236,784

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues	$71,741	$56,014	$172,373	$124,571
Cost of sales	58,315	40,742	128,511	94,461

Gross profit	13,426	15,272	43,862	30,110

Selling, general, and administrative expense	5,613	3,603	15,231	10,825
Research and development expense	466	415	1,450	1,349
Proceeds/gains resulting from Gulf of Mexico oil spill disaster	—	(587)	(26,177)	—
Other proceeds/gains resulting from natural disaster, net – 2008 storms	—	—	—	(234)
Other proceeds/gains resulting from natural disaster, net – 2005 storms	—	—	(787)	—
Loss (gain) on disposal of assets	199	(15)	649	253

Operating income	7,148	11,856	53,496	17,917
Interest income	6	22	34	28
Interest expense	(496)	(676)	(1,638)	(1,934)
Other expense, net	(50)	(143)	(164)	(321)

Income before income taxes	6,608	11,059	51,728	15,690
Provision for income taxes	1,873	4,089	18,134	5,758

Net income	4,735	6,970	33,594	9,932

Other comprehensive income (loss):

Energy swap adjustment, net of tax (benefit) expense of ($864), $79, ($395) and ($254), respectively	(1,605)	153	(756)	(493)
Pension benefits adjustment, net of tax (benefit) expense of $105, $98, $123 and $293, respectively	194	190	583	568

Comprehensive income	$3,324	$7,313	$33,421	$10,007

Basic earnings per share	$0.24	$0.37	$1.75	$0.53

Weighted average common shares outstanding	19,374	18,819	19,200	18,792

Diluted earnings per share	$0.24	$0.37	$1.69	$0.53

Weighted average common shares and potential common share equivalents outstanding	20,073	18,929	19,931	18,852

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$33,594	$9,932
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,072	11,003
Other proceeds/gains resulting from natural disaster, net – 2008 storms	—	(234)
Other proceeds/gains resulting from natural disaster, net – 2005 storms	(787)	—
Loss on disposal of assets	649	253
Provisions for losses on receivables	36	36
Share based compensation	2,408	1,216
Deferred income taxes	4,703	5,596
Changes in assets and liabilities:
Receivables	(14,557)	(6,323)
Inventories	(8,075)	(7,069)
Prepaid expenses and other current assets	(2,088)	(1,093)
Other assets	(4,524)	(590)
Accounts payable	252	(1,365)
Accrued liabilities	28,124	8,902
Pension liability, net	(639)	(732)

Net cash provided by operating activities	51,168	19,532

Cash flows from investing activities:
Proceeds from insurance companies and grants, hurricanes	—	234
Proceeds from disposition of assets	2,232	50
Acquisition of InCon, net of cash acquired	(9,028)	—
Acquisition of Cyvex, net of cash acquired	(2,086)	—
Capital expenditures	(13,248)	(10,662)

Net cash used in investing activities	(22,130)	(10,378)

Cash flows from financing activities:
Principal payments of long-term debt	(2,238)	(1,951)
Principal payments of capital lease obligation	(356)	(279)
Proceeds from long term debt	—	10,000
Proceeds from stock options exercised	2,879	307
Excess tax benefit of stock options exercised	1,913	47

Net cash provided by financing Activities	2,198	8,124

Net increase in cash and cash equivalents	31,236	17,278
Cash and cash equivalents at beginning of year	19,784	2,177

Cash and cash equivalents at end of period	$51,020	$19,455